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
                                                                                                                     Exhibit 99(i)

                                                      NACCO Industries, Inc.
                               Unaudited Consolidating Statement of Income and Comprehensive Income
                                                   Year Ended December 31, 1999
                                                          (In millions)


                                                                                                      NMHG
                                                                               ----------------------------------------------------
                                                                                Wholesale      Retail         Elims    Consolidated
                                                                               -----------    ---------     ---------  ------------
Net sales                                                                       $ 1,585.8      $ 228.1       $ (85.6)      1,728.3
Other operating revenues                                                                -            -             -             -
                                                                               -----------    ---------     ---------     --------
                                                                Total revenues    1,585.8        228.1         (85.6)      1,728.3
Cost of sales                                                                     1,330.1        178.8         (84.1)      1,424.8
                                                                               -----------    ---------     ---------     --------
                                                                  Gross profit      255.7         49.3          (1.5)       303.5
Selling, general, and administrative expenses                                       169.6         63.9          (0.5)       233.0
Restructuring charges                                                                   -            -             -            -
Amortization of goodwill                                                             11.6          0.6             -         12.2
                                                                               -----------    ---------     ---------    ---------
                                                         Operating profit(loss)      74.5        (15.2)         (1.0)        58.3
Other income (expense)
    Interest income                                                                   8.2          0.2          (3.6)         4.8
    Interest expense                                                                (16.9)        (3.0)          0.9        (19.0)
    Other-net                                                                        (3.4)         0.3           0.1         (3.0)
                                                                               -----------    ---------     ---------    ---------
                                                                                    (12.1)        (2.5)         (2.6)       (17.2)
                                                                               -----------    ---------     ---------    ---------
Income before income taxes, minority interest and cumulative
effect of accounting change                                                          62.4        (17.7)         (3.6)        41.1
Provision for income taxes                                                           24.4         (4.9)         (1.1)        18.4
                                                                               -----------    ---------     ---------    ---------
Income before minority interest and cumulative effect of
accounting change                                                                    38.0        (12.8)         (2.5)        22.7
Minority interest                                                                     1.0            -             -          1.0
                                                                               -----------    ---------     ---------    ---------
Income before cumulative effect of accounting change                                 39.0        (12.8)         (2.5)        23.7
Cumulative effect of accounting change                                                  -            -             -            -
                                                                               -----------    ---------     ---------    ---------
                                                               Net income(loss)    $ 39.0      $ (12.8)       $ (2.5)      $ 23.7
                                                                               ===========    =========     =========    =========
Change in comprehensive income                                                       (7.1)        (2.0)            -         (9.1)
                                                                               -----------    ---------     ---------    ---------
                                                          Comprehensive income     $ 31.9      $ (14.8)       $ (2.5)      $ 14.6
                                                                               ===========    =========     =========    =========


                                                                                                       NACoal
                                                                              -----------------------------------------
                                                                                 Project        NACoal
                                                                                  Mines        excl Proj
                                                                               Subsidiaries      Mines     Consolidated   Housewares
                                                                               -----------    ---------    ------------   ----------
Net sales                                                                          $ 239.9       $ 35.1       $ 275.0      $ 596.7
Other operating revenues                                                                 -          2.7           2.7            -
                                                                               -----------    ---------     ---------    ---------
                                                                Total revenues       239.9         37.8         277.7        596.7
Cost of sales                                                                        193.7         31.3         225.0        468.0
                                                                               -----------    ---------     ---------    ---------
                                                                  Gross profit        46.2          6.5          52.7        128.7
Selling, general, and administrative expenses                                          2.8          9.5          12.3         82.7
Restructuring charges                                                                    -            -             -          1.2
Amortization of goodwill                                                                 -            -             -          3.0
                                                                               -----------    ---------     ---------    ---------
                                                         Operating profit(loss)       43.4         (3.0)         40.4         41.8
Other income (expense)                                                                                              -
    Interest income                                                                    0.3          0.4           0.7          0.1
    Interest expense                                                                 (17.6)           -         (17.6)        (6.7)
    Other-net                                                                         (0.2)        (0.1)         (0.3)        (0.5)
                                                                               -----------    ---------     ---------    ---------
                                                                                     (17.5)         0.3         (17.2)        (7.1)
                                                                               -----------    ---------     ---------    ---------
Income before income taxes, minority interest and cumulative effect of
accounting change                                                                     25.9         (2.7)         23.2         34.7
Provision for income taxes                                                             5.7         (1.2)          4.5         13.5
                                                                               -----------    ---------     ---------    ---------
Income before minority interest and cumulative effect of accounting change            20.2         (1.5)         18.7         21.2
Minority interest                                                                        -         (1.0)         (1.0)           -
                                                                               -----------    ---------     ---------    ---------
Income before cumulative effect of accounting change                                  20.2         (2.5)         17.7         21.2
Cumulative effect of accounting change                                                (0.1)        (1.1)        (1.2)           -
                                                                               -----------    ---------     ---------    ---------
                                                               Net income(loss)     $ 20.1       $ (3.6)      $ 16.5        $ 21.2
                                                                               ===========    =========     =========    =========
Change in comprehensive income                                                           -            -             -          0.7
                                                                               -----------    ---------     ---------    ---------
                                                          Comprehensive income      $ 20.1       $ (3.6)       $ 16.5       $ 21.9
                                                                               ===========    =========     =========    =========


                                                                                 NACCO &                         NACCO
                                                                                  Other          Elims        Consolidated
                                                                               -----------     ---------     -------------
Net sales                                                                              $ -            $ -      $ 2,600.0
Other operating revenues                                                               0.1              -            2.8
                                                                               -----------      ---------      ---------
                                                                Total revenues         0.1              -        2,602.8
Cost of sales                                                                          0.3              -        2,118.1
                                                                               -----------      ---------      ---------
                                                                  Gross profit        (0.2)             -          484.7
Selling, general, and administrative expenses                                          9.0              -          337.0
Restructuring charges                                                                    -              -            1.2
Amortization of goodwill                                                                 -              -           15.2
                                                                               -----------      ---------      ---------
                                                         Operating profit(loss)       (9.2)             -          131.3
Other income (expense)
    Interest income                                                                      -           (0.7)           4.9
    Interest expense                                                                  (0.7)           0.7          (43.3)
    Other-net                                                                         (2.5)             -           (6.3)
                                                                               -----------      ---------      ---------
                                                                                      (3.2)             -          (44.7)
                                                                               -----------      ---------      ---------
Income before income taxes, minority interest and cumulative effect of
accounting change                                                                    (12.4)             -           86.6
Provision for income taxes                                                            (4.7)             -           31.7
                                                                               -----------      ---------      ---------
Income before minority interest and cumulative effect of accounting change            (7.7)             -           54.9
Minority interest                                                                     (0.6)             -           (0.6)
                                                                               -----------      ---------      ---------
Income before cumulative effect of accounting change                                  (8.3)             -           54.3
Cumulative effect of accounting change                                                   -              -           (1.2)
                                                                               -----------      ---------      ---------
                                                               Net income(loss)     $ (8.3)           $ -         $ 53.1
                                                                               ===========      =========      =========
Change in comprehensive income                                                         0.3              -           (8.1)
                                                                               -----------      ---------     ----------
                                                          Comprehensive income      $ (8.0)           $ -         $ 45.0
                                                                               ===========      =========     ==========


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